State Street Bank and Trust Company
Lafayette Corporate Center
LCC/3SW
2 Avenue de Lafayette
Boston, MA  02111


Re:      SNAP FUND

To:      William E. Monaghan, II, Vice President

This is to advise you that Evergreen Select Money Market Trust (the "Trust") has established a new series of shares to be known as SNAP Fund. In accordance with the Additional Funds provision of Section 18 of the Custodian Agreement dated 9/18/97 between the Trust and State Street Bank and Trust Company, the Trust hereby requests that, effective May 1, 2000, you act as Custodian for the new series under the terms of the contract.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one copy to my attention and retaining one copy for your records.


Evergreen Select Money Market Trust

By: /s/ Elizabeth A. Smith
    ____________________________
         Elizabeth A. Smith

Title:  Assistant Secretary
       ____________________________


State Street Bank and Trust Company

By: /s/ Ronald E. Logue
    _____________________________

Title: Vice Chairman
       ____________________________


Agreed to as of the 20th day of April 2000.